UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2008

TREATY OAK BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Texas

(State or other jurisdiction

of incorporation or organization)

333-112325	20-0413144

(Commission File Number)	(I.R.S. Employer Identification No.)

101 Westlake Drive Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                                                                        (e)  On January 4, 2008, the Board of Directors of Treaty Oak Bancorp, Inc. (the “Company”) amended the automatic stock option grant program for non-employee directors under Article Four of the Company’s 2004 Stock Incentive Plan (the “Plan”) to provide that, in lieu of the stock option grant to acquire 3,000 shares of the Company common stock under the automatic stock option grant program, the Board may provide that non-employee directors who meet the requirements for receiving such grant will instead receive a restricted stock award of a number of shares of Company common stock equal to the value of such stock option grant (as determined under the Black-Scholes method of calculating option values) divided by the fair market value per share of Company common stock (as determined under the Plan), such values to be determined as of the date of grant for such grant as set forth under the automatic stock option grant program.

Item 8.01.                  Other Events.

On January 8, 2008, Jeffrey L. Nash, President and Chief Executive Officer of the Company sent an annual newsletter to shareholders of the Company discussing certain events that occurred during the fiscal year ended September 30, 2007 and after.  A copy of the newsletter is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
99.1	Newsletter dated January 8, 2008

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date: January 8, 2008	By:	/s/ Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Newsletter dated January 8, 2008